Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

PIP - Pharmathene Conference Call to provide an update on its rPA program

Event Date/Time: Dec 09, 2009 / 02:00PM  GMT

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CORPORATE PARTICIPANTS

Stacey Jurchison

PharmAthene, Inc. - Director of Corporate Communications

David Wright

PharmAthene, Inc. - President and CEO

CONFERENCE CALL PARTICIPANTS

Elemer Piros

Rodman & Renshaw - Analyst

Debra Fiakas

Crystal Equity - Analyst

Bal Sorecano

Griffin Securities - Analyst

Steve Brozak

WBB Securities - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to PharmAthene conference call. My name is Marisol. I will be your operator for today. (Operator Instructions). As a reminder, today’s conference is being recorded.

I would now like to turn the presentation over to your host for today’s call, Ms. Stacey Jurchison. Please proceed.

Stacey Jurchison  - PharmAthene, Inc. - Director of Corporate Communications

Thank you, Marisol, and good morning, ladies and gentlemen. Thank you for participating today. I’m Stacey Jurchison, Director of Corporate Communications for PharmAthene. Joining me on the call today are David Wright, President and Chief Executive Officer; Charlie Reinhart, Senior Vice President and Chief Financial Officer; Eric Richman, Senior Vice President, Corporate Development and Strategic Planning; Christopher Camut, Vice President, Government Contracting and Special Projects; and Francesca Cook, Vice President, Policy and Government Affairs.

Before we begin, I must remind you that during the course of this call, management may make projections and other forward-looking statements regarding future events and the Company’s future performance. These forward-looking statements reflect PharmAthene’s current perspective on existing trends and information. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those noted in PharmAthene’s filings with the SEC on Forms 10-K, 10-Q and 8-K. Actual results may differ materially from those projected in the forward-looking statements.

For the benefit of those who may be listening to the replay, this call was held and recorded on December 9, 2009. Since then, PharmAthene may have made announcements relating to the topics discussed, so please reference the Company’s most recent press releases and SEC filings. PharmAthene disclaims any intent or obligation to update these forward-looking statements.

I will now turn the call over to David Wright, President and Chief Executive Officer, to begin.

David Wright  - PharmAthene, Inc. - President and CEO

Thank you, Stacey, and good morning, everyone. As you are aware, we were advised late Monday afternoon during a meeting with BARDA representatives of BARDA’s decision to cancel the RFP for recombinant protective antigen anthrax vaccines and pursue a modified development approach for rPA vaccines. My intention today is to share our perspective on these events and outline our plans going forward. My remarks will be brief, after which we will open up the call to your questions.

First, let me tell you what we know. We have been informed by BARDA that its decision to cancel the RFP was prompted by the conclusion of a technical evaluation panel that it had assembled which determined that none of the vaccine developers submitting proposals could meet the Project BioShield requirements of having a product ready for licensure within eight years, exposing the government and the developers to undue risk.

In our proposal under the RFP, we outlined a comprehensive development plan and timeline, which was both consistent with the requirements set forth in the RFP vaccine solicitation and reviewed by FDA. Our proposal outlined FDA licensure within an eight-year period of performance stipulated in the solicitation. After initial determination by BARDA that our proposal was technically acceptable and within the competitive range, BARDA’s decision to now cancel the RFP remains unclear.

We have requested a meeting with BARDA to better understand their thought process and conclusions, and we anticipate meeting with them shortly. Presently, our SparVax program is funded under a contract with BARDA, which, as you may recall, was transferred from NIH to BARDA earlier this year. The period of performance under this contract extends until June 2011, with up to approximately $30 million in funding remaining.

BARDA has suggested that we seek additional development funding options and has strongly encouraged us to pursue these options. First, we plan to explore a modification to our existing rPA contract expanding the scope of work and seeking an increase in funding in this contract. We are investigating potentially expanding the scope and extending the period of performance in this contract to cover the near-term work that we propose for 2010 in our latest submission under the original RFP.

Second, rather than reissuing a development RFP for rPA vaccines, which would have involved additional delays, BARDA has made special accommodation for rPA vaccine developers to submit product development plans under existing Broad Agency Announcement BAA 09-34 that BARDA specially modified and extended to accommodate rPA-related responses. We therefore also intend to submit a proposal under this BAA providing for continuous funding for ongoing development of SparVax, with the goal of meeting Emergency Use Authorization, or EUA, criteria in 2015 and BOA submission in 2016, consistent with the development plan we submitted under the RFP.

BARDA has indicated that it believes that studies funded through this BAA could help potential vaccines advance far enough to enable meeting Project BioShield procurement requirements in the future. PharmAthene plans to submit a proposal under the BAA prior to February 1, 2010.

Responses under a BAA should, in fact, provide for a more efficient potential funding mechanism for rPA advanced development, rather than under a new RFP. First, it will [alleviate] the time necessary to prepare, issue and respond to a new RFP solicitation. Second, funding decisions under a BAA typically tend to be more expedient than under an RFP. In general, and not referring specifically to an rPA award, funding decisions under a BAA may take as few as six months from the time of submission to contract award.

While we press ahead in pursuing these options, we will also be evaluating all other options to facilitate the funding for this important program. BARDA’s decision to modify its approach to the rPA vaccine solicitation so late in this proposal has resulted in a tremendous setback to BARDA’s stated goal of acquiring modern and improved vaccines for the stockpile in a timely fashion. It sends a signal to the biodefense industry as a whole that biodefense countermeasurement development and procurement is not an important national security priority, and it conflicts with BARDA’s publicly stated goal of establishing stronger ties with industry and its development partners.

Nevertheless, while BARDA may have rethought its strategy for how to fund rPA vaccine development, we continue to believe that BARDA remains committed to the goal of developing recombinant next-generation anthrax vaccines for procurement into the strategic national stockpile. And we will work closely with them to fulfill this goal in helping to ensure the safety of the American people.

Operator, that concludes my formal remarks. Please advise the audience of the Q&A procedure. Thank you.

QUESTION AND ANSWER

Operator

(Operator Instructions). Elemer Piros, Rodman.

Elemer Piros  - Rodman & Renshaw - Analyst

What I find peculiar, David, is it took them a year and a half or more to find out that the proposals that were submitted would not lead to licensure within an eight-year time period. In your proposal, did you highlight a more expeditious route than eight years?

David Wright  - PharmAthene, Inc. - President and CEO

Actually, we extended our proposal for six years to eight years, number one, because we were requested to move our manufacturer from the UK to the US, which added two years to the program, and then we were encouraged to take all eight years in the proposal in order to ensure that we wouldn’t be cutting ourselves short. I have had numerous discussions with people at BARDA about after the contract was let that we wanted to sit down with them and talk about how, working together, we could shorten this time period. I am in hopes of getting some clarity to this when we meet with BARDA, hopefully next week.

Elemer Piros  - Rodman & Renshaw - Analyst

Now, you mentioned that you just met with BARDA this Monday. There was no room for questions at that time? Did they just hand you down the verdict and off you go?

David Wright  - PharmAthene, Inc. - President and CEO

There was no room for questions at that time, nor were all the people in the room at that time that were really the people that we need talk to. There were no technical people. Robin Robinson wasn’t in that room, and I need to talk to Robin, who’s the head of the group, because there are things in the government that, as you well, there’s a rank-and-file system, and there’s things they can say and there are things they can’t say. So the right people were not in the room at the time. It was a notification of, “It’s over.”

Elemer Piros  - Rodman & Renshaw - Analyst

Okay. Now, under the BAA regime, do I understand it correctly, or correct me if I’m wrong, that funding for this project would be coming in a more of a piecemeal fashion, i.e., they wouldn’t make a commitment for the entire stretch and value the project (technical difficulty) issue the project at once or the contract at once, but they would fund phases, then they would sit down again with you and see what the next phase would be, you send in another proposal and then they make a decision for the next stage of funding? Am I correct in viewing this or not?

David Wright  - PharmAthene, Inc. - President and CEO

Not exactly. There will be a defined period to BLA, and there will be milestones. And if you meet the milestones, the next option will be specified that you will be qualified for. So at this point in time, there will be a clear-cut path to the end. The advantage that BARDA has is that they are not committing to the whole thing if you don’t meet one of those milestones.

So there will be a clear-cut — it will not be a series of four years, three years of development with no one knowing what the next step is for four years. It will be very clear as to the funding available, how much it is and what we have to do to get it. And people will be able to track our performance, and we will make it as easy as it is possible and as visible to the market to track our performance. Is that clear?

Elemer Piros  - Rodman & Renshaw - Analyst

This is essentially a delay. But at the end, God knows when, in 2010, you could be facing the same sort of a contract in terms of dollar value, time period to complete, etc., than you would have under an RFP?

David Wright  - PharmAthene, Inc. - President and CEO

BARDA has said they are committed to procure this second-generation anthrax vaccine. There is a requirement for 75 million doses of a second-generation vaccine in the Strategic National Stockpile. It is my belief that this is not even a delay in development, that there are possibilities here now for us to work with BARDA and actually perhaps even increase the development timelines — decrease the timelines as we go forward.

The change here is they have taken and given themselves the ability to not commit $1.2 billion and to only commit money based upon performance. But they still will buy. So it’s basically a separation of procurement and development.

Elemer Piros  - Rodman & Renshaw - Analyst

I see. And my last question is, historically during this RFP process, you were conjoined with one of your competitors by the hip. And the case as it appears from the outside was treated as one and simultaneously. Do you think that under the BAA, the situation, would it be more separate, or they would still look at the two things side by side?

David Wright  - PharmAthene, Inc. - President and CEO

I think the BAA allows them to separate them totally. And it is now us against ourselves, and it’s up to us to perform and to work with BARDA in a collegial way to meet their needs and go forward. It is no longer a contractual obligation where they are having to do the same for both. The BAA system is verily different than an RFP contract system.

Elemer Piros  - Rodman & Renshaw - Analyst

But this could be to your advantage, actually?

David Wright  - PharmAthene, Inc. - President and CEO

Actually, this could be greatly to our advantage.

Elemer Piros  - Rodman & Renshaw - Analyst

One last question, I’m sorry. If you look at the financial health of the Company, before this announcement you suggested that you have enough cash and receivables to last until the end of 2010. How did that change in order to reaffirm that guidance that you gave a few months ago?

David Wright  - PharmAthene, Inc. - President and CEO

I can reaffirm that guidance, and we will have more to say on this later. But, as I believe everyone on the phone knows, that there was a milestone payment due upon a receipt of an RFP of $5 million or $10 million. That is no longer due. So therefore, we are not in a worse position whatsoever on cash. We have plenty of cash to go forward. We will monitor our cash, and we are in the process of modeling how this will look.

And once we finish that, based upon what BARDA does, and if BARDA does increase our current contract and extend it, we will model that. Then, as we — if we are awarded a BAA chunk, we will then model that and share that. But it is my belief that this will not do anything negative to our cash flow going forward, and there is no danger in our minds at this time, based upon what we have been told today, of running out of money in the near term.

Operator

(Operator Instructions). Debra Fiakas, Crystal Equity.

Debra Fiakas  - Crystal Equity - Analyst

I wanted to ask about your comments that you may apply for a change in the parameters of your existing SparVax contract. Could you perhaps describe for us how this process has impacted the flow of work? Your work on SparVax has continued. How has this decision changed the actual day-to-day activity with regard to SparVax work?

David Wright  - PharmAthene, Inc. - President and CEO

There has been no change whatsoever based upon this decision, because we have been operating under what we call little BARDA, which is the contract that transferred from NIH, which is advanced development of the product. It is a tech transfer and scaleup in manufacturing. So activities continue at full scale, and what we are going to work with BARDA to try and do is to ensure no further delays in development by expanding the current BARDA contract.

Debra Fiakas  - Crystal Equity - Analyst

Okay. So you — can I infer from that that, in terms of just the actual work itself, there has been no real setback in terms of your progress toward achieving FDA approval?

David Wright  - PharmAthene, Inc. - President and CEO

There has been no setback whatsoever.

Debra Fiakas  - Crystal Equity - Analyst

Okay. And then I guess the other question also relates to questions about adequate financial resources and adequacy of financial resources. Given what has transpired, you do not anticipate that you would need to make adjustments in your staffing levels?

David Wright  - PharmAthene, Inc. - President and CEO

Actually, no. The point is that we will be doing the same amount of work on the same schedule. It’s just not being funded under an rPA; it will be funded under a BAA. And it is our anticipation that it will take the same amount of people — we will have to hire people, even — to accomplish the level of work that has to be done that will go forward.

So it is our intentions, while we are consistently looking to cut expenses in this Company, we are consistently looking at the number of people covered by each contract. We run models to look at how much every person has billed. If someone is not being billed to a contract, we look at can we make changes. As you’ve seen, we have closed the UK operation. That is a tremendous savings. As you see, we have moved the Massachusetts operations here. That is a tremendous savings because we went from five people to three people.

But as far as layoffs or, “Oh, my God,” this is not that. This is a change in the way the government is going to fund a program. And unfortunately, it hurts our investors because it takes away the commitment to procure. And it’s, in my mind, something that we have to work with the US government so that they come to understand what these types of moves do to having companies participate in the biodefense arena. And so we are going to double down our efforts to try and focus that so that we can create a biodefense industry that is a viable industry like the defense industry.

Operator

[Bal Sorecano], Griffin Securities.

Bal Sorecano  - Griffin Securities - Analyst

Good morning, David. How are you?

David Wright  - PharmAthene, Inc. - President and CEO

As well as can be expected under the circumstances.

Bal Sorecano  - Griffin Securities - Analyst

I know in prior discussions, I do believe that over the longer term, as you pointed out, with your — I know we have discussed before, with the Company’s ability to navigate the political landscape and to have the right friends, if you will, in the right places within government, over time potentially this can be turned into, I think, something to your advantage because of your ability to win contracts and because of your friends, potentially, within the biodefense space. And so I do see that potential as you continue to walk through the new plan with them and clarify what the new guidelines might be and outline that, because those channels are already open. So I’m confident in that.

Secondly, sort of in the moderate term, does the Company now start to think about, I guess, diversifying, if you will, or accelerating, perhaps, some seed initiatives or some earlier-stage initiatives to make certain that you are more diversified? Obviously, there’s a number of programs underway, obviously, but I mean from your own perspective, to make certain that potentially maybe the Company has a slightly different look or feel over the moderate to longer term? Is that something that might be something to consider later on?

David Wright  - PharmAthene, Inc. - President and CEO

Thank you for your comments and for your confidence. I think I need to be very careful on committing to anything at this point other than we are going to pursue our strategy of increasing our portfolio. We have not stopped looking at new opportunities. And it is important to remember that while this has been a shock, it is has no effect on the rest of our portfolio going forward, and those products are still moving forward. Also, there are a number of things that we are looking at.

So I am not ready to say, oh, because of this, we are going to go out and become an oncology company tomorrow. But what I am ready to say is that we will double down and look at increasing the portfolio, focusing on emerging infectious diseases, flu and biodefense.

Operator

Steve Brozak, WBB Securities.

Steve Brozak  - WBB Securities - Analyst

Having just been to the BARDA conference — and frankly, they didn’t really telegraph any of these changes. So I have to assume that this is a pretty fluid situation and is probably — they are thinking things through. So I assume that you’re going to come back at them and say, gentlemen, we just heard and saw something at a conference that really didn’t telegraph what you’re doing right now.

What kind of dual tracks — I know that you intimated that you are going to go sit down with Robin Robinson again. But what kind of dual tracks are you going to go back at, given the fact that this is not just a message to you, but it’s a message to everyone that does business with government that there has to be some type of orderly concept to sending out contracts, to defining contracts, and frankly, to making sure that there’s enough notice? What would you say your two takeaway points would be as far as that goes? And I’ve got one follow-up question after that.

David Wright  - PharmAthene, Inc. - President and CEO

As I said in my remarks, we are going to utilize everything available to us. There are protests available. We will look at those and see if that is something that we wish to pursue. There is congressional oversight. And we have been contacted already by members of the Senate who have said, what is this? What is going on? We have to get to the bottom of this. This cannot continue.

So I want to make it clear that we are going to do everything we can in our power, both legally, ethically and righteously, to ensure that our shareholders gain maximum value. But at the same time, we are not going to bite the hand that feeds us. So if there is something that we can do that improves the system and allows us to develop the industry and helps us go forward, we will do it. We are not just going to run in there to make everyone’s life miserable and try and create and destruct. That is not beneficial to anyone.

Steve Brozak  - WBB Securities - Analyst

Okay. So to reiterate on that, your approach will be and has always been and will continue to be collegial with them, and see about trying to expedite what’s best for both BARDA and the PharmAthene shareholders. That would be, I guess, as concise as possible?

David Wright  - PharmAthene, Inc. - President and CEO

That’s absolutely correct.

Steve Brozak  - WBB Securities - Analyst

Okay. Yes, no, I mean, that’s what everyone is looking for. Okay. So we’re looking at a situation where we looked at it and said that this was pretty much — and we’ve described it as a bifurcation process where they seem to have bifurcated the development model from the awarding model. But from what we looked at, we saw that we thought that it would require the same amount of funds, ultimately, as far as the expenditures from the government. Would you be in agreement with that?

David Wright  - PharmAthene, Inc. - President and CEO

In reality, it will probably require more funding. All right? This will probably be a little expensive in the long run for the government if they take it all the way. However, it reduces their risk and allows them to spread the funding out while they get more funding from the government, because they don’t have all the funds committed.

So because — and I will pound on the House and Congress here — because that our government has not adequately funded the agency that is responsible for accomplishing the task, the agency has had to do things which have been self-destructive to them and to the industry. So it’s really a matter of us working to increase their funding so they can do their job and they can acquire the products that are needed for them to accomplish their mission without destroying an industry.

Steve Brozak  - WBB Securities - Analyst

Okay. And just up until this moment, there had been no signals sent by BARDA or anyone else, for instance at FDA, that said that you were out of compliance with what you were being asked to deliver on in terms of timeliness and/or any kind of scientific merit?

David Wright  - PharmAthene, Inc. - President and CEO

In the last 14 months, we received no indication that we were out of compliance at any time. We received indication at one time that, if they were not happy with our manufacturer ABL and that if we didn’t change manufacturers, we could find ourselves out of compliance. That is the only time that that subject has ever come up. As recently as the conference which you referred to, I met with people in hallway conversations, and there was no indication of any issues whatsoever.

Operator, if there are no other questions, let me just say a couple things in closing. In the beginning, when Stacey read the standard statement, it says, “Any such forward-looking statements are not guarantees of future performance.” And that is true. But what I will guarantee our shareholders is that sitting around this table this morning, we have a management team which is dedicated to making this a success. And myself and this group of individuals will do anything and everything we have to in order to succeed.

This is a major setback. This is a major disappointment. But this is not the situation that existed with some other companies in the industry, where their product is dead. Our product is not dead. We are not dead. We know how we are going to get there, and we will accomplish it. And I do appreciate our shareholders standing by us during this time. And we will do everything in our power to make it worth your while for standing by us. Thank you very much.

Operator

Thank you for your participation in today’s conference. This concludes today’s presentation. You may now disconnect, and have a great day.

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